SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[     ]  Preliminary Proxy Statement
[     ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

TRI-VALLEY CORPORATION

(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[     ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

May 4, 2010

Dear Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to Tri-Valley’s 2010 Annual Meeting of Shareholders, which will be held in Bakersfield, California, on Friday, June 18, 2010, at the Four Points by Sheraton.

Attached are the Notice of Meeting and the Proxy Statement that describe in detail the matters on which you are being asked to vote.  These matters include electing the directors, approving the issuance of shares pursuant to a stock purchase agreement, approving the possible issuance of additional shares in future transactions, and transacting any other business that properly comes before the meeting.

In particular, I request that you please pay special attention to Proposal 2: Approval of Issuance of Shares Pursuant to Securities Purchase Agreement and Warrants.  As discussed under that Proposal, NYSE Amex Company Guide Rule 713 requires your approval of the transaction.  As further explained, the Board of Directors determined that the terms of the registered direct offering constituted the best terms available to the Company after considering alternatives and unanimously recommends your approval.

As in the past, at the meeting there will be a report on operations and an opportunity for you to ask questions.

Whether you plan to attend the meeting or not, I encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

G. Thomas Gamble
Chairman of the Board of Directors

Tri-Valley Corporation
4550 California Avenue, Suite 600
Bakersfield, California 93309

May 4, 2010

NOTICE OF ANNUAL MEETING

To Our Shareholders:

Tri-Valley’s 2010 Annual Meeting of Shareholders will be held at 10:00 a.m. (Pacific Time) on Friday, June 18, 2010, at the Four Points by Sheraton located at 5101 California Avenue, Bakersfield, California 93309.

At the meeting, shareholders will act on the following matters:

1.	Electing six directors to serve for the ensuing year;

2.	Approving the issuance of shares of common stock pursuant to a Securities Purchase Agreement and Warrants;

3.	Approving the possible issuance of additional shares of common stock in future transactions; and

4.	Transacting such other business as may properly come before the meeting and any adjournment thereof.

These matters are described in detail in the Proxy Statement.  The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.

Shareholders of record at the close of business on May 4, 2010, are entitled to receive notice of, to attend, and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to submit a proxy by mail, telephone, or Internet.  This will ensure that your shares are represented and will save Tri-Valley additional costs to solicit proxies.

Sincerely,

John E. Durbin,
Chief Financial Officer, Secretary and Treasurer

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SHAREHOLDERS’ MEETING

The only items of business which management intends to present at the meeting are listed in the Notice of Annual Meeting of Shareholders.  This proxy statement provides details about the meeting.

The proxy material relating to Tri-Valley Corporation from our Board of Directors is provided to you as the direct or beneficial owner of our common stock, with our sincere request that you give those materials your prompt and thorough consideration.  Your vote at the Annual Meeting is important to Tri-Valley.

The Board of Directors of Tri-Valley Corporation hereby solicits your proxy (on the enclosed proxy form) for use at our Annual Meeting of Shareholders to be held June 18, 2010, at 10:00 a.m. (Pacific Time) at The Four Points Sheraton, 5101 California Avenue, Bakersfield, California 93309.

By returning your signed proxy ballot, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management’s best judgment in response to proposals initiated by others at the meeting.

Our administrative offices are located at 4550 California Avenue, Suite 600, Bakersfield, California 93309.  The approximate date on which this proxy statement and proxy will first be sent to the shareholders is May 11, 2010.  The costs of this proxy notification will be paid by the Company and are estimated to be approximately $10,500.  A professional proxy solicitor has not been engaged.

If you are unable to attend this meeting, we request that you returned the enclosed proxy ballot, properly executed, in order that your shares will be represented and voted at the meeting.

Admission to the Meeting

Attendance is limited to shareholders and one guest per shareholder.  If you plan to attend the Annual Meeting in person and you are a shareholder of record, you must bring the admission ticket attached to your proxy or information card.  If your shares are held in the name of a bank, broker, or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement.  In addition to your admission ticket or account statement, you may be asked to present valid picture identification, such as a driver’s license or passport.

Cell phones, cameras, video recorders, and other electronic devices are not permitted in the meeting.

Changing or Revoking Your Proxy Vote

You may revoke your proxy at any time before it is exercised at the Annual Meeting.  You may do this by advising our Secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy ballot bearing a later date.  We will honor the proxy ballot with the latest date.  You may also revoke your proxy by attending the Annual Meeting and indicating that you wish to vote in person.

Who May Vote

As of April 13, 2010, 37,247,061 shares of our common stock were outstanding.  Each share is entitled to one vote per director in the election of directors and one vote in all other matters to be voted upon at the meeting.  Shareholders of record as of the close of business at 5:00 p.m. on Tuesday, May 4, 2010, are the only persons entitled to vote at this meeting.

Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How Your Votes Are Counted

We will hold the Annual Meeting if holders of a majority of the outstanding shares are present either in person or by proxy.  If you sign and return your proxy ballot, your shares will be counted to determine whether we have a quorum, even if you abstain or fail to vote on any of the matters listed on the proxy card.

The vote of a plurality of the shares present at the meeting, in person or by proxy, is necessary to elect directors.

Broker Votes

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  If you do not give instructions to your record holder, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), but will not be able to vote your shares on Proposals 2, 3, 4, or 5, and your shares will be considered a “broker non-vote” on those proposals.

A “broker non-vote” occurs when a broker or other nominee submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you.  A broker non-vote will have the same effect as a No vote on Proposal 1.  Because brokers may not vote on Proposals 2, 3 or 4, broker non-votes will not have any effect on those proposals.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark “Abstain” with respect to any proposal on your proxy ballot, your shares will be counted in the number of votes cast.  However, a vote to “Abstain” has the same effect as voting “No.” Management requests that you vote either “For” or “Against” on each proposal to come before the meeting.

ITEMS OF BUSINESS

Proposal 1: Election of Directors

The Board of Directors consists of six (6) members. At the 2009 Annual Meeting, seven (7) directors were elected. F. Lynn Blystone has retired from his position as director and will not be replaced. Therefore, the Board has determined to reduce the size of the Board to stand for election at the upcoming meeting to six (6) members. Each director serves for a term of one (1) year. All six (6) director positions are up for election at the meeting. All of the remaining six of the currently serving directors have been nominated for re-election. All six of the currently serving directors were elected by the shareholders at the 2009 Annual Meeting.

Voting

The six nominees receiving the highest number of votes will be elected. Proxies solicited by the Board of Directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted. Our certificate of incorporation does not provide for cumulative voting in elections for director, and cumulative voting for directors will not be permitted at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the election of each of the following six nominees for director.
Each director must be elected by a plurality vote of the shares represented at the  meeting.

Nominees for the Board of Directors

Each nominee for director was unanimously nominated by the Nominating and Corporate Governance Committee and by the Board of Directors. All of the nominees are independent directors as defined in the rules of the NYSE Amex, LLC.

The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, length of service as a Tri-Valley director, membership on committees, and attendance at Board and committee meetings. The ownership of our stock by our directors as well as our executive officers is reported under Security Ownership of Certain Beneficial Owners and Management, page 11.  Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of December 31, 2009.

	Age	Director Since
Paul W. Bateman	52	2007
Edward M. Gabriel	59	2007
G. Thomas Gamble	48	2006
Henry Lowenstein	55	2005
James S. Mayer	52	2008
Loren J. Miller	64	1992

Nominee Profiles

Paul W. Bateman	Director Member of the Audit Committee

Mr. Bateman is President of the Klein & Saks Group, a Washington, D.C.-based firm that advises clients, principally in the mining and metals industries, on public policy matters. He joined the firm in 1994 and became its President in 1997. A graduate of Whittier College, he began his career in the late 1970’s, as an aide to then President Richard Nixon. In 1981, he joined the White House Staff under President Reagan and, subsequently, served in that Administration in senior positions at the Departments of Commerce and Treasury. From 1989 to 1993, he served on President George H. W. Bush’s White House Staff as Deputy Assistant to the President for Management. Since 2005, Mr. Bateman has been the Chairman and Chief Executive of the International Cyanide Management Institute, which administers a voluntary industry program aimed at improving the management of cyanide used in gold mining. He is a member of the Economic Club of New York, the nation’s leading nonpartisan speaking forum, and was its President from 2004-2007. He is the past Chairman of the Reform Institute, a nonpartisan think tank.

Edward M. Gabriel	Director Member of the Nominating and Corporate Governance Committee

Ambassador Gabriel is the former U.S. Ambassador to the Kingdom of Morocco, and, since 2002, is President and CEO of a Washington, D.C. based strategic business counseling company, The Gabriel Company, LLC. Ambassador Gabriel brings a diverse background in a variety of petroleum and other energy sources. Ambassador Gabriel’s experience is both domestic and international, with extensive relationships with the U.S. and Middle Eastern governments, and investment capital companies interested in energy projects. He is a member of the advisory board of Guggenheim Partners, a private wealth management firm. His career includes senior management positions with firms such as CONCORD, and the Madison Public Affairs Group, where he advised Fortune 100 Companies on multinational matters in technology, energy, banking, environmental, and tax policy. Ambassador Gabriel served the Federal Energy Administration/U.S. Department of Energy as Senior Economic Analyst. He serves as Vice Chairman of the American Task Force for Lebanon and is a Visiting Fellow at the Center for Strategic and International Studies. He is also on the board of directors of the American School of Tangier and the Casablanca American School. He is a Bachelor of Sciences graduate of Gannon University, where he was also awarded an honorary Doctorate of Laws.

G. Thomas Gamble	Director Member of the Finance Committee (Chair), Audit Committee, and Personnel and Compensation Committee

Mr. Gamble has been a director since 2006, and he became Chairman of the Board of Directors upon the retirement of F. Lynn Blystone, our former Chairman and Chief Executive Officer, on March 5, 2010. Mr. Gamble is a businessman with active investments beyond Tri-Valley Corporation in agriculture, critically acknowledged wine production across several labels, and educational services. He has successfully participated in the creation, operation, and disposition of several businesses. His various businesses have received recognition from both the California State Senate and the U.S. House of Representatives, including “Business of the Year” in 2005. In addition to his Tri-Valley board duties, Mr. Gamble currently serves as director of, and is an original investor in, Boston Reed College, which provides educational opportunities in a growing number of states for busy adults seeking stable and growing careers in the health care industry. Mr. Gamble is significant investor in both Tri-Valley and its OPUS 1 Drilling Partnership. Mr. Gamble graduated from the University of California, Los Angeles.

Henry Lowenstein, Ph.D.	Director Member of the Personnel and Compensation Committee (Chair), and Nominating and Governance Committee (Chair)

Dr. Lowenstein is Professor of Management at the E. Craig Wall Sr. College of Business Administration, Coastal Carolina University, Conway, South Carolina, since 2007, and from 2007 to 2009 was Dean of the College. Prior to joining the Coastal Carolina University, he was Dean of Business and Public Administration at California State University, Bakersfield, from 2000 to 2007. Dr. Lowenstein has a broad background in management within business, academic, government, and public service organizations. He has served as an experienced reviewer, consultant, and on a number of committees for AACSB International, the top accreditation agency for business schools worldwide. Previous academic positions include universities in Illinois, Virginia, and West Virginia. He is Chairman of the Board of the Ocean View Memorial Foundation of Myrtle Beach, South Carolina. Dr. Lowenstein has published in the fields of human resource management, public policy, and transportation. During his business career, he was a corporate officer for Kemper Group Insurance and Financial Services, Dominion Bankshares Corporation, and Americana Furniture, Inc. He previously served as a management analyst for the Executive Office of the President of the United States, Office of Management and Budget, during the Gerald Ford Administration. Dr. Lowenstein received his Ph.D. in Labor and Industrial Relations from the University of Illinois; an M.B.A. from George Washington University; and a Bachelor of Science in Business Administration from Virginia Commonwealth University.

James S. Mayer	Director Member of the Finance Committee

Since 2007, Mr. Mayer has been the President of Pinnacle Capital Management, LLC, an investment strategy and corporate advisory firm. He formerly served as a First Vice President, Investments, for Citigroup Global Markets, Inc., from 2005-2006, and as Vice President, Alternative Investments, for Merrill Lynch from 1999-2005 and Vice President, Special Investments, for Merrill Lynch from 1997-1999. He also served as Director, International Business Development, for Perkin-Elmer Corporation from 1980-1993. Mr. Mayer holds a Bachelor’s Degree in Chemistry from State University of New York with graduate studies in corporate finance, investment banking, alternative investments, and corporate strategy. Mr. Mayer was appointed to the Board of Directors in August 2008.

Loren J. Miller, CPA	Director Member of the Audit Committee (Chair) and Finance Committee

Mr. Miller served as Treasurer of the Jankovich Company from 2001 until his retirement in 2008. Prior to Treasurer, he served in other positions at Jankovich from 1994 to 2001. He served successively as Vice President & Chief Financial Officer of Hershey Oil Corporation from 1987 to 1990 and Mock Resources from 1991 to 1992. He was Senior Financial Vice President & General Manager of Tosco Production Finance Corporation from 1975 to 1986 and was a Senior Auditor for the accounting firm of Touche Ross & Company from 1968 to 1973. Mr. Miller is a member of Financial Executive International, the nation’s leading senior financial executive organization and is a Past President of the Los Angeles Chapter. He is experienced in exploration, production, product trading, refining, and distribution, as well as, corporate finance. He holds a Bachelor of Science in Accounting and an M.B.A. in Finance from the University of Southern California.

Board of Directors’ Meetings and Committees

During 2009 the Board of Directors held 9 meetings. No director attended less than 75% of the board meetings or of any committee of which he was a member during 2009.

Personnel and Compensation Committee

The Independent Directors who serve on the Personnel and Compensation Committee are: Henry Lowenstein, Chairman, and G. Thomas Gamble. The Personnel and Compensation Committee met eight times during 2009. During 2009, the Committee developed a detailed management succession plan for management of the Company, which has been implemented by the Board. In addition, the Committee oversees the compensation of Company executives. The Committee operates under a charter adopted by the Board of Directors that sets forth its tasks. The chief duties of the Committee are to:

•	Determine the objectives for the Chief Executive Officer’s compensation, evaluate the CEO’s performance and set his compensation, including the amounts and forms of compensation.
•	Acting in consultation with the CEO, assess the performance of other Company officers and approve their compensation levels.
•	Recommend to the Board the amount of Directors’ compensation.
•	Review, monitor, and advise on the remaining compensation and personnel policies of the Company and compliance with federal, state, and stock exchange laws and regulations regarding compensation.

The activities of the committee are discussed and its committee report is presented under Executive Compensation, page 12.

Audit Committee

The Audit Committee provides an open avenue of communication between our independent auditor, the Company officers, and the Board of Directors. The committee operates under a charter adopted by the Board of Directors that sets forth the committee’s tasks. The chief duties of the committee are to:

•	Assure the independence and objectivity of the auditing firm.
•	Review and coordinate the auditing responsibilities with the auditor and Chief Financial Officer.
•	Review the adequacy of internal accounting controls.
•	Inquire about significant risks and about management’s actions to minimize risks.
•	Review significant audit findings and any difficulties encountered in conducting the audit.

The Independent Directors that serve on the Audit Committee are Loren J. Miller, Chair, Paul W. Bateman, and G. Thomas Gamble. The Board of Directors has determined that Loren J. Miller is considered to be the audit committee financial expert. Please see his biography above.

The Audit Committee met six times during 2009.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The audit committee has received from the independent accountants a formal written statement regarding the auditors’ independence and has discussed with the independent accountants matters relating to their independence. The Audit Committee members have satisfied themselves as to the auditors’ independence. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2009 for filing with the Securities and Exchange Commission.

Loren J. Miller, Chair
Paul W. Bateman
G. Thomas Gamble
Tri-Valley Corporation Audit Committee

Nominating and Corporate Governance Committee

In 2009 the Nominating and Corporate Governance Committee consisted of Henry Lowenstein, Chair, and Edward M. Gabriel, both of whom are Independent Directors. The committee operates pursuant to a committee charter which has been adopted by the Board of Directors. The committee is charged to oversee the Company’s Code of Conduct, evaluate changes in and interpret policies regarding corporate governance matters, and assist in review of corporate public communications.

The committee charter provides that the committee will consider candidates for director recommended by other members of the Board and by shareholders. The committee selects individuals as director nominees for their character, judgment, ethics, integrity, business experience, time commitment, and acumen, who the committee believes will be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders and who will satisfy the qualification and composition requirements of the Board and its committees, as required by law or the rules of the NYSE Amex, LLC.

The Nominating and Corporate Governance Committee met formally one time during 2009. Actions were also initiated by telephone and e-mail, and candidates were presented to the full Board of Directors for discussion and further action.

Qualifications of Directors

We have not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. We have used a subjective process for identifying nominees for director based on the judgment of our Board of our current needs. We have never received any nominations from shareholders for new members of the Board of Directors, but the Board would be willing to consider outside nominations if any are received in the future.

In selecting the 2010 nominees for director, the Nominating and Corporate Governance Committee sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, the committee reviewed candidates for director in the context of the current composition of the Board and the evolving needs of our businesses. All of our directors meet the standards of independence promulgated by the NYSE Amex and the SEC. As required by the Nominating and Corporate Governance Committee Charter, the committee selects individuals as nominees for their character, judgment, ethics, integrity, business experience, and acumen, and the committee also seeks to ensure that the Board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Board seeks to maintain a diverse membership, but it does not have a separate policy on diversity. The Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings.

The following are some of the key qualifications and skills the committee considered in evaluating the director nominees. The individual biographies beginning on page 7 provide additional information about each nominee’s specific experiences, qualifications and skills.

Significant management experience.  We believe that directors with experience in management, including management of private, public, or non-profit corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis, and relationships that benefit the Company.

Financial reporting experience.  We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

Industry experience.  We seek to have directors with experience as executives, directors, or other leadership positions in the energy industry. These directors have valuable perspective on energy industry business cycles and other issues specific to the Company’s business.

Government experience.  We seek directors with governmental experience because the energy industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with government experience offer valuable insight in this regard.

Environmental experience.  The perspective of directors who have experience within the environmental regulatory field is valued as we implement policies and conduct operations in order to ensure that our actions today will not only provide the energy needed to drive economic growth and social well-being, but also secure a stable and healthy environment for tomorrow.

Board Leadership and Risk Oversight

We have separated the functions of Chairman of the Board (G. Thomas Gamble) and Chief Executive Officer (Maston N. Cunningham). All of our directors, including Chairman Gamble, are Independent Directors, and no member of management serves on the Board of Directors. The purpose of this new structure is to enhance the Board’s effectiveness in policy making and corporate governance which will improve its oversight of the Company on behalf of our shareholders.

The Board of Directors is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks including financial risks, strategic and operational risks, and risks relating to regulatory and legal compliance. As noted in our Annual Report on Form 10-K, our financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, crude oil and natural gas, which are beyond our control. The Board of Directors reviews our business and financial plans, which includes evaluating the objectives of, and risks associated with, these plans. In addition, the Audit Committee reviews and discusses with management our major financial risks and the steps management has taken to monitor and control these risks, including our internal control over financial reporting. Our Personnel and Compensation Committee strives to structure executive compensation to align the interests of our executive officers with the long-term interests of our shareholders and thus provides incentives to our executives to manage risks appropriately.

Compensation of Directors

The Company compensates non-employee directors for their service on the Board of Directors.

The following table sets forth information regarding the compensation paid to outside directors in 2009:

Name	Fees	Stock Awards (1)	Option Awards (2)	Total Compensation
Paul W. Bateman	$10,750	$3,900	$40,100	$54,750
Edward M. Gabriel	$8,250	$3,900	$40,800	$52,950
G. Thomas Gamble	$14,750	$3,900	-	$18,650
Henry Lowenstein	$13,750	$3,900	-	$17,650
James S. Mayer	$8,250	$3,900	$45,000	$57,150
Loren J. Miller	$11,000	$3,900	-	$14,900

(1)
This column represents the Dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock granted in 2009. Fair value is initially calculated using the closing price of our stock on the date of grant.  In 2009, each Director was granted 2,000 shares of common stock on January 2, 2009, for services rendered in 2008. The initial value of the stock granted to each director on that date was $3,900, based on a closing market price of $1.95 per share.

(2)
Stock option awards relate to the accounting expense for options vested in accordance with ASC 718, which requires the expensing of equity stock awards based on the grant date of the option. The grant date for Mr. Mayer is August 14, 2008; Mr. Bateman is

August 2, 2007; Mr. Gabriel is August 1, 2007; Mr. Gamble and Dr. Lowenstein the grant date was May 6, 2006.

Each director was compensated at the rate of $2,000 per board meeting, $500 for each committee meeting, and $250 per hour for telephonic board meetings as of December 31, 2009.

Security Ownership of Certain Beneficial Owners and Management

As of April 13, 2010, there were 37,247,061 shares of the Company’s common stock issued and outstanding. The following persons were known by the Company to be the beneficial owners of more than five percent (5%) of such issued and outstanding common stock:

	Number of	Percent of
Name and Address	Shares	Total
G. Thomas Gamble 4550 California Avenue, Suite 600 Bakersfield, California 93309	3,005,650(1)	8.1%

(1)	Includes 80,000 shares of stock Mr. Gamble has the right to acquire upon the exercise of options.

The following table sets forth the beneficial ownership of the Company’s common stock as of April 9, 2010, by each director, by each of the executive officers named in Executive Compensation, by the executive officer named in Item 10, and by directors as a group:

	Number of	Percent of
Directors and Executive Officers (1)	Shares (2)	Total (3)
G. Thomas Gamble, Chairman	3,005,650	8.1%
Paul W. Bateman, Director	105,000	0.3%
Edward M. Gabriel, Director	104,000	0.3%
Henry Lowenstein, Director	107,200	0.3%
Loren J. Miller, Director	249,236	0.7%
James S. Mayer, Director	102,000	0.3%
Maston N. Cunningham, Chief Executive Officer and President	200,000	0.5%
Joseph R. Kandle. Sr. Vice President, Corporate Development	360,946	1.0%
James G. Bush, President, Select Resources Corporation, Inc.	120,500	0.3%
John E. Durbin, Chief Financial Officer and Treasurer	100,000	0.3%
James C. Kromer, Vice President, Operations, Tri-Valley Oil & Gas Co.	100,000	0.3%
All Directors and Executive Officers as a group (11 persons)	4,554,532	12.2%

(1)	The address of each officer and director is 4550 California Avenue, Suite 600, Bakersfield, California 93309.

(2)
Includes shares which the listed shareholder has the right to acquire from options as follows: G. Thomas Gamble 80,000; Paul W. Bateman 100,000; Edward M. Gabriel 100,000; Henry Lowenstein 100,000; James S. Mayer 100,000; Maston N. Cunningham 200,000; Joseph R. Kandle 285,000; James G. Bush 120,500; John E. Durbin 100,000 and James C. Kromer 100,000.

(3)
Based on total issued and outstanding shares of 37,247,061 as of April 13, 2010. The persons named herein have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Personnel and Compensation Committee Interlocks and Insider Participation

No member of our Board’s Personnel and Compensation Committee has served as one of our officers or employees at any time. None of our Executive Officers serve as a member of the Personnel and Compensation Committee or of any other company that has an executive officer or director serving as a member of our Board of Directors. None of our Executive Officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Personnel and Compensation Committee.

Executive Compensation

Compensation Discussion and Analysis

The core mission of Tri-Valley Corporation is to increase the value of our petroleum and mineral assets for our shareholders. To fulfill this mission, we have developed a business strategy to identify, obtain, and transform exploration and development opportunities in petroleum and minerals to substantially grow the intrinsic value of our company and market value of our stock.

The goal of Tri-Valley’s executive compensation program is to achieve long-term growth of the company and value creation for shareholders. Given the competitive environment for experienced management executives, our executive compensation is comprised of cash compensation and incentive compensation, in the form of non-guaranteed annual cash bonuses and stock options, that allow us to attract, retain and motivate our executives in a manner that is consistent with our long-term growth and value creation objectives. We strive to balance the combination of base salary and stock options for our executives in a manner that allows us to be competitive within industry while also providing an incentive and reward for our executives to create long-term value.

Overview of Tri-Valley Corporation Executive Compensation Program

This Compensation Discussion and Analysis (CD&A) reviews the compensation policies and decisions of the Personnel and Compensation Committee with respect to the following individuals:

Maston N. Cunningham, Chief Executive Officer and President, Tri-Valley Corporation
James G. Bush, President, Select Resources Corporation, Inc.
John E. Durbin, Chief Financial Officer and Treasurer, Tri-Valley Corporation
Joseph R. Kandle, President, Tri-Valley Oil & Gas Co.; Senior Vice President, Corporate Development, Tri-Valley Corporation
James C. Kromer, Vice President, Operations, Tri-Valley Oil & Gas Co.

Objectives of Tri-Valley’s Executive Compensation Program

We believe that the skill and dedication of executive officers and other management personnel are critical factors impacting Tri-Valley’s long-term success in meeting its business objectives, as well as, fostering growth and profitability. Accordingly, the Personnel and Compensation Committee has designed Tri-Valley’s compensation program in accordance with the Company’s compensation philosophy, the objectives of which are to:

•	motivate and retain Tri-Valley Corporation executive officers,

•	attract new executives with the requisite skill sets to implement and achieve Tri-Valley Corporation’s business strategy, and

•	align executive compensation with the attainment of strategic business objectives that increase shareholder value.

Setting Executive Compensation and Role of the Personnel and Compensation Committee, Management, and Board of Directors

The Personnel and Compensation Committee reviews, monitors, evaluates, and recommends executive compensation policies and programs to the Board of Directors. The Committee recommends both current compensation levels, as well as, short-term and long-term incentives for executives to the Board. In order to perform its function, the Personnel and Compensation Committee relies, in part, on input from the Chief Executive Officer and from other members of senior management in determining the human talent needs of the Company. Input from the Human Resources Department of the Company is important in determining the availability of talent and from the Chief Financial Officer in determining the budgetary resources of the Company for compensation.

Use of Benchmarking and Peer Company Comparisons

The Personnel and Compensation Committee strives to support an executive compensation program that is structured to provide executive officers with compensation packages which are commensurate with the Corporation’s size and scope of responsibilities, and which are sufficient to retain and motivate personnel considered essential. To achieve this objective, the Personnel and Compensation Committee compares all compensation components for executive management with data for similar positions at other competitive industry organizations that are similar in number of employees, level of operations, gross revenue, and total assets.

The Personnel and Compensation Committee uses nationally recognized compensation surveys to assess the broader market competitiveness of executive compensation. This data is the product of published and private surveys representing compensation amounts for similar positions within our industry. The Personnel and Compensation Committee uses data from these surveys to provide an additional reference point against which to compare the competitiveness of our executive compensation. Collectively, this competitive market data provides a frame of reference for the Personnel and Compensation Committee when evaluating executive compensation.

These results may assure shareholders that Tri-Valley Corporation provides fair and competitive executive compensation. They provide further assurance that compensation for Company executives is aligned with performance for the Company’s shareholders.

Section 162(m).  The Company believes that all compensation paid or payable to its executive officers covered under Section 162(m) of the Internal Revenue Code will qualify for deductibility under such Section.

Compensation Components

Our executive and key management compensation is comprised of three major components: (1) base salary evaluated annually by the Personnel and Compensation Committee, with recommendations to the Board as appropriate; (2) non-guaranteed annual cash bonuses awarded on the basis of individual performance, as well as, the performance of the Company; and (3) long-term equity-based incentives, typically delivered through stock option and/or restricted stock grants also awarded on the basis of individual performance and the performance of the Company. Our executive officers may also be eligible for other elements of indirect compensation, comprised of health and welfare benefits, retirement and savings plans, and certain perquisites that are provided on a non-discriminatory basis to all employees. The Personnel and Compensation Committee considers each of these elements when evaluating the overall compensation program design.

Base Salary

The Personnel and Compensation Committee establishes base salaries that are sufficient to attract, retain, and motivate individuals with the qualities it believes are essential for Tri-Valley’s long-term financial success and that are, likewise, competitive in the Company’s marketplace and industry. An executive officer’s base salary reflects the officer’s responsibilities, risk, tenure, job performance, and direct competition for the executive officer’s services. The Personnel and Compensation Committee reviews the base salaries of each executive officer, including the Chief Executive Officer, on an annual basis. In addition to these annual reviews, the Personnel and Compensation Committee may at any time review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive pressure. Any adjustments are based on the results of reviews of market salary data, increases in the cost of living, job performance of the executive officer over time, and the expansion of duties and responsibilities, if any. No pre-determined weight, formula, or emphasis is placed on any one of these factors.

Annual Cash Bonus Awards

Guaranteed Bonuses.  There are no guaranteed annual bonuses per the employment contracts of all Tri-Valley executives.

Annual Incentive Compensation.  Annual cash bonus awards are subjective and not guaranteed. If distributed, annual cash bonus awards are intended to compensate, and thus provide incentives to, individuals for exceptional effort and job performance, thereby facilitating Tri-Valley’s continued growth and success by providing rewards that are commensurate with individual achievement. Cash bonus awards are favored by the Personnel and Compensation Committee in situations where it believes that an executive is worthy of an incentive-based award and when it believes that the base salary of such executive is not at the level of competitiveness that the Personnel and Compensation Committee feels appropriate. The Personnel and Compensation Committee considers the achievements of the Company, and the employee’s contribution thereto, in order to determine the level of the cash bonus, if any, to be awarded. The Personnel and Compensation Committee’s considerations focus on Tri-Valley’s earnings, the return on shareholders’ equity, the growth in proved oil and gas reserves, and the successful completion of specific projects to determine the level of bonus awards, if any.

Long-Term Equity-Based Incentives

Stock option and restricted stock awards are utilized for aligning the executives’ interests with those of the shareholders by giving each executive an individual direct ownership in Tri-Valley Corporation. The Company further believes these awards serve as an incentive to remain with Tri-Valley, as unvested stock grants and options are forfeited should the executive terminate his or her employment. The Personnel and Compensation Committee focuses on the Company’s earnings, the return on shareholders’ equity, growth in proved oil and gas reserves, and the successful completion of specific projects to determine the level of stock option and restricted awards, if any.

Other Benefits

In addition to base salaries, annual cash bonus awards, and long-term equity-based incentives, Tri-Valley provides the following other forms of compensation:

•
401(K) Profit Sharing Plan.  The Company has a Defined Contribution (DC) Profit Sharing/401(K) Plan, designed to assist employees in providing for their retirement. The Company contributes to the Plan, in cash, at the rate of three percent (3%) of an employee’s wages or salary. The Company’s contributions vest immediately upon receipt.

•
Health and Welfare Benefits.  Employees are eligible to participate in medical, dental, vision; life insurance, and tax-advantaged healthcare accounts to meet their health and welfare needs. These benefits are provided on a competitive basis for human talent within the Company’s marketplace and industry. This is a fixed component of compensation, and the benefits are provided on a non-discriminatory basis to all employees.

Employment Agreements, Severance Benefits, and Change in Control Provisions

Tri-Valley maintains employment and other compensatory agreements with certain of its executive officers to cover performance over a fixed period of time. Certain provisions contained in these agreements, such as change-in-control provisions are essential to retaining Company human talent and protecting stockholders’ interests. The Company believes it is appropriate to compensate individuals to refrain from working with competitors following termination, and its compensation enhances the enforceability of such agreements. These agreements provide for severance compensation to be paid should the officer’s employment terminate under certain defined conditions, such as, following a corporate change, involuntary termination, termination by us for “cause,” death, or disability, each as defined in the applicable executive’s agreement.

The employment and other compensation agreements among the Company and certain of its officers and the related severance provisions are designed to provide incentive to those officers to remain in Tri-Valley’s employment. Agreements with such officers provide different types of compensation for terminations with cause, termination without cause, and for circumstances involving a change of control of the Company. By providing minimal or no benefits in the cases of voluntary resignation or termination with cause, these officers are motivated to remain with the Company and perform their duties as required. On the other hand, added security is provided to these officers through extra compensation and benefits in the event of termination without cause or in conjunction with a change in control.

Stock Ownership Guidelines and Hedging Prohibition

Tri-Valley Corporation Insider Trading Policy prohibits Company executive officers from entering into certain types of derivative transactions related to Tri-Valley Corporation common stock.

Tax Treatment of Executive Compensation Decisions

In designing Tri-Valley’s executive compensation programs, the Personnel and Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly-held companies a tax deduction for annual compensation in excess of one million Dollars ($1,000,000) paid to their Chief Executive Officer or any of the corporation’s four other most-highly-compensated corporate officers, other than the Chief Financial Officer, who is employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by the Company’s shareholders. The company may, from time to time in the future, pay compensation to its executive officers that is not tax deductible.

Accounting Treatment of Executive Compensation Decisions

The Company accounts for stock-based awards on their grant date fair value, as determined under ASC 718. Compensation expense for these awards, to the extent such awards are expected to vest, is recognized on a straight-line basis over the requisite service period of the award (or to an employee’s eligible retirement date, if earlier). If the award is subject to a performance condition, however, the cost will vary based on the Company’s estimate of the number of shares that ultimately will vest over the requisite service or other period over which the performance condition is expected to be achieved. In connection with its approval of stock-based awards, the Personnel and Compensation Committee is cognizant of, and sensitive to, the impact of such awards on stockholder dilution. The Personnel and Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked-to-market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Personnel and Compensation Committee’s recommendations to the Board of Directors.

Personnel and Compensation Committee Report

The Personnel and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based upon such review and discussion, it recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Submitted by the Personnel and Compensation Committee of the Board of Directors.
Henry Lowenstein, Chair
G. Thomas Gamble

Summary Compensation Table

The following table summarizes the compensation of the executive officers of the Company and its subsidiaries for the years ended December 31, 2009, 2008, and 2007:

(a) Name	(b) Fiscal Year Ending	(c) Salary	(d) Stock Awards (1)	(c) Option Awards (2)	(f) Company 401(K) Contribution	Total Compensation
F. Lynn Blystone, CEO	12/31/09	$210,000	$6,650	$-	$7,366	$224,016
	12/31/08	$210,000	$38,950	$-	$6,300	$255,250
	12/31/07	$159,000	$37,000	$-	$4,770	$200,770
Maston N. Cunningham
CEO & President	12/31/09	$171,025	$-	$41,641	$4,175	$216,841

John E. Durbin, CFO	12/31/09	$45,000	$-	$33,600	$450	$79,050

Arthur M. Evans, CCO	12/31/09	$149,625	$-	$30,586	$5,481	$185,692
	12/31/08	$138,407	$-	$42,430	$4,152	$184,989
	12/31/07	$120,000	$-	$17,000	$3,600	$140,600

Joseph R. Kandle, President,	12/31/09	$210,700	$-	$7,560	$6,571	$224,831
TVOG	12/31/08	$180,350	$5,922	$3,780	$5,410	$195,462
	12/31/07	$170,000	$-	$-	$5,100	$175,100

James G. Bush, President	12/31/09	$171,662	$-	$96,260	$5,349	$273,271
Select	12/31/08	$169,758	$-	$84,980	$5,093	$259,831
	12/31/07	$112,560	$-	$96,000	$3,377	$211,937

James C. Kromer, VP	12/31/09	$116,800	$-	$33,600	$2,670	$153,070
Operations, TVOG

(1)      Stock awards are valued at the closing market price on the date of issuance.

(2)      Stock option awards are valued on the date of grant using the Black-Scholes model.  See Note 5 to the Consolidated Financial Statements for the year ended December 31, 2009, in Item 7, contained in our Annual Report on Form 10-K which accompanies this proxy statement.

Employee Pension, Profit Sharing or Other Retirement Plans

During 2005, the Company established a 401(K) Profit Sharing Plan, allowing for the deferral of employee income.  The Plan provides for the Company to contribute three percent of employee gross wages.  For the year ended December 31, 2009, the Company contributed $0.1 million to the Plan.

Aggregated 2009 Option Exercises and Year-End Values

The following table summarizes the number and value of all unexercised stock options held by the Named Executive Officers and the Directors at the end of 2009.

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End Exercisable/ Unexercisable	Value of Unexercised In The Money Options at FY End ($) Exercisable/ Unexercisable*

F. Lynn Blystone**	41,000	$32,595	550,000/0	$326,000/$0
Maston N. Cunningham	0	0	65,000/135,000	$48,050/$103,950
John E. Durbin	0	0	10,000/90,000	$0/$0
Arthur M. Evans	5,000	$9,500	93,500/11,500	$14,150/$3,300
G. Thomas Gamble	0	0	80,000/0	$0/$0
Paul W. Bateman	0	0	60,000/40,000	$0/$0
Edward M. Gabriel	0	0	60,000/40,000	$0/$0
Joseph R. Kandle	0	0	281,000/4,000	$154,500/$0
James G. Bush	0	0	43,000/74,000	$8,500/$0
Henry Lowenstein	0	0	100,000/0	$0/$0
Loren J. Miller	0	0	0/0	$0/$0
James S. Mayer	0	0	40,000/60,000	$0/$0

*Based on a fair market value of $1.96 per share, which was the closing price of the Company’s Common Stock on the NYSE Amex, LLC on December 31, 2009.

** When Mr. Blystone retired from his positions with the Company in March 2010, his outstanding options were canceled.  As part of Mr. Blystone’s retirement agreement, he received warrants to purchase 700,000 shares of common stock for five years at $1.85 per share.

Option Grants During the Fiscal Year Ended December 31, 2009, to Named Executive Officers

The following table sets forth information regarding options for the purchase of shares granted during the fiscal year ended December 31, 2009, to the Named Executive Officers.

		% of Total		Market Value
	Number of Shares	Options Granted	Exercise Price	of Securities
	Underlying Options	to Employees	Per Share	Underlying	Expiration
Name	Granted	in Fiscal Year	($/Security)	Options(6)	Date

Maston N. Cunningham(1)	100,000	16.8%	$1.28	$68,000	1/2014

Maston N. Cunningham(2)	100,000	16.8%	$1.10	$86,000	5/2014

James G. Bush(3)	10,000	1.7%	$1.10	$8,600	5/2014

Arthur M. Evans(3)	10,000	1.7%	$1.10	$8,600	5/2014

James C. Kromer(4)	100,000	16.8%	$1.23	$73,000	5/2014

John E. Durbin(5)	100,000	16.8%	$2.42	$0	10/2014

(1)	The options were granted January 14, 2009, and 40,000 options were vested as of December 31, 2009.
(2)	The options were granted May 15, 2009, and 25,000 options were vested as of December 31, 2009.
(3)	The options were granted May 18, 2009, and all options were vested as of December 31, 2009.
(4)	The options were granted May 18, 2009, and 30,000 options were vested as of December 31, 2009.
(5)	The options were granted October 1, 2009, and 10,000 options were vested as of December 31, 2009.
(6)	Based on the difference between the exercise price per share and the market price of $1.96 per share as of December 31, 2009.

Outstanding Equity Awards Table to Named Executive Officers and Directors
Name	Number of Securities Underlying		Option Exercise	Option Expiration
	Unexercised Options		Price	Date
	Exercisable	Unexercisable
( a )	(b)	(c)	(d)	(e)

Paul W. Bateman	60,000	40,000	$6.37	8/2/2017

F. Lynn Blystone	50,000	0	$2.43	9/16/2010
	200,000	0	$1.22	11/16/2010
	300,000	0	$1.35	10/22/2011

James G. Bush	30,000	70,000	$7.88	5/23/2017
	3,000	4,000	$6.10	7/3/2013
	10,000	0	$1.10	5/18/2014

Maston N. Cunningham	40,000	60,000	$1.28	1/14/2014
	25,000	75,000	$1.10	5/15/2014

John E. Durbin	10,000	90,000	$2.42	10/1/2014

Arthur M. Evans	40,000	0	$9.55	11/18/2015
	20,000	0	$5.03	1/23/2017
	6,000	4,000	$6.10	7/3/2017
	22,500	7,500	$1.51	12/18/2017
	5,000	0	$1.10	5/18/2014

Edward M. Gabriel	60,000	40,000	$6.49	8/1/2017

G. Thomas Gamble	80,000	0	$6.35	5/8/2016

Joseph R. Kandle	50,000	0	$2.43	9/16/2010
	150,000	0	$1.22	11/16/2010
	75,000	0	$1.35	10/22/2011

James C. Kromer	30,000	70,000	$1.23	5/18/2014

Henry Lowenstein	100,000	0	$6.35	5/9/2016

James S. Mayer	40,000	60,000	$7.25	8/14/2013

Loren J. Miller	0	0	0	0

Audit Fees
The following table lists the fees that we paid to our independent auditors in 2009, 2008, and 2007:

Year	Audit Services	Tax Services	Audit Related
2009	$106,012	$70,689	$25,931
2008	$103,607	$28,226	$32,303
2007	$132,592	$60,390	$54,202

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual exam.  The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Proposal 2: Approval of Issuance of Shares Pursuant to Securities Purchase Agreement and Warrants

Shareholders are asked to approve the issuance of our common stock pursuant a Securities Purchase Agreement dated April 6, 2010 (the “Purchase Agreement”), between the Company and six institutional investors, and upon exercise of Warrants issued pursuant to the Purchase Agreement.  The Purchase Agreement was unanimously approved by our Board of Directors, and the Board recommends that the shareholders approve issuance of the stock pursuant to the Purchase Agreement and on exercise of the Warrants.  The text of the Purchase Agreement is attached to this proxy statement as Appendix A.

The offering of the shares was made pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective by the SEC (file no. 333-163442) on March 16, 2010.

Necessity of Shareholder Approval

As a result of being listed for trading on the NYSE Amex exchange, issuances of our common stock are subject to the NYSE Amex Company Guide, including Rule 713 of the Guide.  Under Rule 713, shareholder approval must be sought in connection with the sale, issuance, or potential issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, other than in a public offering of the securities.  The Purchase Agreement provides that the exercise price of some of the Warrants issued to the institutional investors was less than the closing bid price of our common stock on the day prior to execution of the Purchase Agreement.  On April 5, 2010, the closing bid price of our stock on the NYSE Amex was $2.13 per share.  The Purchase Agreement calls for issuance of Series A Warrants to purchase 1,153,846 shares of common stock at $1.50 per share for five years, Series B Warrants to purchase 1,153,846 shares of common stock at $2.14 per share for seven years and Series C and D Warrants to purchase up to 2,403,846 shares of common stock at $0.001 per share for five years.  Because the exercise of the Series C and D Warrants may cause the number of shares issued pursuant to the Purchase Agreement (when combined with other stock issuances in 2010) to exceed 20% of our outstanding shares, we are seeking shareholder approval of the securities issued and to be issued pursuant to the Purchase Agreement.

Notwithstanding shareholder approval of this proposal, the listing on the NYSE Amex of the maximum number of shares issuable pursuant to exercise of the Warrants will require NYSE Amex approval of an application for the listing of these additional shares.  Furthermore, shareholder approval does not obviate the need for compliance with federal or state securities law or other NYSE Amex requirements.

The Board’s Recommendation to Approve Issuance of the Shares

Our Board of Directors unanimously recommends that our shareholders approve the issuance of the shares pursuant to the Purchase Agreement and exercise of the Warrants.  In addition, each of the directors and each of the Named Executive Officers listed in the Executive Compensation section of this proxy statement have executed voting agreements in which they have promised to vote their shares in favor of issuing the shares.  These individuals own a total of 3,269,032 (8.8%) of our outstanding shares, excluding shares issuable to the officers and directors on exercise of stock options.

The Board based its recommendation to shareholders to vote in favor of issuing the shares on the following considerations:

   •           The securities sale allows us to reduce our accounts payable, increase our working capital, and, thereby, improve our balance sheet.

•	The sale increases shareholder equity and helps us comply with the required minimum of $6 million of shareholder equity to maintain our listing on the NYSE Amex exchange.

•	The sale provides critical capital necessary to put in motion our plans to exploit our assets, increase oil production, and increase share value.

•
The auditors’ report on our financial statements for fiscal 2008 and 2009 contained a “going concern” qualification that stated that we are dependent on raising additional capital to continue as a going concern.  This sale is an essential part of our plan to raise the capital required to avoid a going concern qualification in future audited financial reports.

•	The shareholders’ best interests will be served by approving the issuance of the shares, given the financial condition of the Company and general market conditions.

The Board explored other alternatives to raise capital for the Company in the fourth quarter of 2009 and in January 2010, and it determined that, given the financial condition of the company, the terms offered by the investors in the registered direct offering constituted the best terms available to the Company in arms’ length negotiations.  None of the other alternatives considered resulted in an agreement on the terms of any securities sales or any other definitive financing agreements.

Approval of the shareholders is required under NYSE Amex Rule 713 to issue the maximum number of shares sold pursuant to the Purchase Agreement and upon exercise of the Warrants.  Notwithstanding shareholder approval of this proposal, the listing on the NYSE Amex of any of the shares that we may issue following shareholder approval of this proposal will require NYSE Amex approval of an application for the listing of these additional shares.  Furthermore, shareholder approval does not obviate the need for compliance with federal or state securities law or other NYSE Amex requirements.

Description of the Securities Offered

Common Stock

We are authorized to issue 100 million shares of $0.001 par value common stock.  After the closing of the Purchase Agreement, a cumulative total of 37,245,058 shares of our common stock were issued and outstanding, assuming no exercise of the Warrants issued in the offering.  All outstanding shares of common are fully paid and not subject to further calls or assessments.

Each shareholder of our common stock is entitled to one vote for each share of common stock held on all matters to be voted on by shareholders.  Our certificate of incorporation precludes cumulative- voting in elections of directors.  Shareholders have no preemptive rights or other rights to subscribe for additional shares.

Shareholders are entitled to receive dividends, when declared by our Board of Directors, out of funds legally available therefore, subject to the restrictions set forth in the Delaware General Corporation Law.  Our Board of Directors presently intends to retain all of our earnings for the expansion of our business and expects to continue to do so for the foreseeable future.  Furthermore, the Purchase Agreement prohibits payment of cash dividends while any of the Warrants issued pursuant to it are outstanding.

Shareholders have no conversion rights, redemption rights, or sinking fund provisions.  If we were to liquidate, dissolve, or wind up, the holders of the common stock would be entitled to receive, pro rata, our net assets remaining after we satisfy our obligations to creditors.  Under our certificate of incorporation, we have eliminated the potential liability of directors to our Company, and we are also required to indemnify our directors against any liability for monetary damages, to the extent allowed by Delaware law.

Warrants

The material terms of the Warrants that were sold pursuant to the Purchase Agreement are summarized below.  You should review the form of Warrant that was provided to each purchaser in this offering and which has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on April 6, 2010.

Each purchaser in this offering received Series A, Series B, Series C, and Series D Warrants on the terms described below.

Series A Warrants bear an exercise price of $1.50 per share and an expiration date five years from April 6, 2010.  Each purchaser received Warrants to purchase 0.3 shares of common stock for each share of stock purchased in the offering (a total of 1,153,846 shares).

Series B Warrants bear an exercise price of $2.14 per share and an expiration date seven years from April 6, 2010.  Each purchaser received Warrants to purchase 0.3 shares of common stock for each share of stock purchased in the offering (a total of 1,153,846 shares).

The exercise price and the number of shares for which each Series A and Series B Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock, and the exercise price of the Warrants is subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

If, while any Series A or Series B Warrants are outstanding, we consummate any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of substantially all of our assets, the holder of any outstanding Series A or Series B Warrants will receive upon exercise of the Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise of such Warrants would have been entitled upon the fundamental transaction.  Furthermore, we cannot enter into a fundamental transaction unless the successor entity assumes in writing all of our obligations to the Warrant holders.

Additionally, in the event of a fundamental transaction, each Series A or Series B Warrant holder will have the right to require us, or our successor, to repurchase its Warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Series A or B Warrant on the date of the consummation of the fundamental transaction.

Series C Warrants bear an exercise price of $0.001 per share.  The Series C Warrants are not immediately exercisable as of the date of this offering, and the number of shares of common stock issuable upon their exercise cannot be determined as of the date of this offering.  The number of shares of common stock issuable upon exercise of the Series C Warrants will be determined following a pricing period of 30 trading days immediately prior to (but not including) July 2, 2010.  The formula to determine the number of Series C Warrants that will become issuable will be determined according to the following formula:

N = PP divided by AP, minus 3,846,154 (the number of common shares to be sold in this offering)

Where:
N = The number of shares of common stock issuable upon exercise of the Series C Warrants

PP = The aggregate purchase price paid for our common stock on April 6, 2010, by the holders of the Series C Warrants

AP = The greater of $0.80 per share or 90% of the average closing market price of our shares for 30 trading days immediately prior to July 2, 2010

The following table illustrates the number of common shares that would be issuable upon exercise of the Series C Warrants under this formula at various average market prices:

Average Price Per Share	$0.80	$0.90	$1.00	$1.10	$1.20	$1.45 & higher
No. Shares Issuable	2,403,846	2,326,686	1,709,402	1,204,351	783,476	0

Series D Warrants bear an exercise price of $0.001 per share.  The Series D Warrants are not immediately exercisable as of the date of this offering, and the number of shares of common stock issuable upon their exercise cannot be determined as of the date of this offering.  The number of shares of common stock issuable upon exercise of the Series D Warrants will be determined following a pricing period of 30 trading days immediately prior to (but not including) December 1, 2010.  The formula to determine the number of Series D Warrants that will become issuable will be determined according to the following formula:

N = PP divided by AP, minus 3,846,154, minus the number of shares issued upon exercise of the Series C Warrants.

Where:
N = The number of shares of common stock issuable upon exercise of the Series D Warrants

PP = The aggregate purchase price paid for our common stock on April 6, 2010, by the holders of the Series D Warrants

AP = The greater of $0.80 per share or 90% of the average closing market price of our shares for 30 trading days immediately prior to December 1, 2010

The following table illustrates the number of common shares that would be issuable upon exercise of the Series D Warrants under this formula at various average market prices, assuming none of the Series C Warrants are exercised.  To the extent Series C Warrants are exercised, the number of share issuable on exercise of the Series D Warrants will be reduced accordingly.

Average Price Per Share	$0.80	$0.90	$1.00	$1.10	$1.20	$1.45 & higher
No. Shares Issuable	2,403,846	2,326,686	1,709,402	1,204,351	783,476	0

Effect of the Purchase Agreement on Current Shareholders

Upon closing of the Purchase Agreement, we received cash consideration of $5,000,000 from the purchasers, less certain expenses of the offering which were paid from the offering proceeds.  If the issuance of additional shares on exercise of the Warrants is approved by the shareholders and the maximum number of Warrants are exercised for cash at their current exercise prices, we will receive additional consideration of $4,202,403, for total consideration of $9,202,403.  The following table sets forth the aggregate purchase price and price per share of the common stock that may be issued pursuant to the Purchase Agreement and Warrant exercises.

	Common Stock	Series A Warrants	Series B Warrants	Series C&D Warrants	Total
No. shares	3,846,157	1,153,846	1,153,846	2,403,846	8,557,792

Aggregate price	$5,000,000	$1,730,769	$2,469,230	$2,404	$9,202,403

Price per share	$1.30	$1.50	$2.14	$0.001

If the maximum number of Warrants are exercised at the prices shown above, the investors under the Purchase Agreement will pay an average purchase price of $1.08 per share.

At December 31, 2009, our tangible net worth per share was $0.035 per share based on a fully diluted, weighted average number of shares outstanding of 35,159,148.  Thus, assuming that all shares are exercised for cash, existing shareholders will experience no dilution of their net tangible asset value per share as a result of the issuance of shares and exercise of the Warrants.  If some or all of the Series A or Series B Warrants are exercised in a “cashless exercise,” in which some unexercised Warrants are canceled and their current market value is used as consideration to purchase other unexercised Warrants, the total cash consideration received on exercise of the Warrants could be reduced.

The exercisability of the Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our common stock.

Certain Covenants

We have undertaken certain covenants in the Purchase Agreement.  The following summarizes the terms of the material covenants.

•
Shareholder approval of issuance of the securities under the Purchase Agreement.  We agreed to seek approval by our shareholders to issue all of the stock to be issued under the Purchase Agreement and the Warrants, at a meeting of shareholders to be held not later than June 30, 2010, in accordance with the rules of the NYSE Amex, our principal stock market.  In the event that the shareholders do not approve issuance of the stock at this meeting, we agreed to call future meetings of shareholders in each of the next three calendar quarters seeking approval to issue the stock, and semi-annually thereafter, until approval is obtained.

•
Registration Statement and Exchange Listing.  We agreed to maintain with the SEC the effectiveness of the registration statement covering these shares, to file all required reports with the SEC, and to maintain our listing on the NYSE Amex and to promptly seek listing of all stock to be issued under the Purchase Agreement and the Warrants.

•
Expenses.  We agreed to reimburse two of the investors for their reasonable costs and expenses, including legal fees, incurred in connection with the Purchase Agreement and related activities for approximately $48,500.

•
Restrictions on Additional Securities Issuances.  We agreed to offer and sell no additional equity securities or securities convertible into equity securities prior to June 7, 2010.  For an additional period from June 8, 2010, until August 6, 2010, we agreed to offer and sell no equity securities or securities convertible into equity securities unless the average closing bid price of our stock is at least $2.522 and our average stock trading volume is at least 200,000 shares daily for ten days preceding the sale.  The restriction period for the offer or sale of additional securities by us expires on August 6, 2010.

•
Variable Rate Transactions.  For so long as any of the Warrants are outstanding, we agreed not to enter into variable rate transactions with respect to our securities or the securities of our subsidiaries.  A variable rate transaction is a transaction in which we sell securities that are convertible into our equity securities, either (a) at a conversion, exercise, or exchange rate that varies with the trading price of our common stock, or (b) at a conversion, exercise, or exchange price that is subject to being reset at a future date based on the occurrence of an event related to our business or the market for our stock, other than customary anti-dilution provisions.  While any Warrants are outstanding, we also agreed not to enter into any agreement, including an equity line of credit, in which we may sell securities at a future determined price.

•
Participation Rights.  Until April 9, 2011, the investors will have the right to participate in any subsequent sales of equity or debt securities by us or by our subsidiaries, with certain exceptions such as the issuance of equity securities pursuant to employee benefit plans approved by our directors.

•	For so long as any of the Warrants are outstanding, we will not pay cash dividends or distributions without consent of the investors.

Use of Proceeds

We expect to use the $5,000,000 proceeds from this securities sale to drill a horizontal injector well to evaluate Steam Assisted Gravity Drainage at our Pleasant Valley heavy oil project at Oxnard, California, for future use in the development and production of heavy oil reserves.  The remaining proceeds will be used for start-up operations of existing wells and production facilities on our Claflin property near Bakersfield, California, and for working capital purposes.  The proceeds from exercise of the Warrants will be added to our working capital.

Financial Advisory Fee

We paid Roth Capital Partners LLC (“Roth Capital”) an advisory fee of $300,000.  Roth Capital paid a finder’s fee to Marmont Properties LLC of $30,000 from its advisory fee in consideration for introducing Roth Capital to the Company.  We also agreed to reimburse Roth Capital for its reasonable legal and other expenses actually incurred by it in connection with its services as our financial advisor not to exceed $50,000.

The affirmative vote of a majority of the Company’s shareholders represented and entitled to vote at the meeting is required to approve the proposal.  With respect to this vote, abstentions will have the effect of a “no” vote and broker non-votes will have no effect on the vote.

The Board of Directors recommends a vote FOR approval of issuance of the shares to be issued pursuant to the Securities Purchase Agreement and exercise of the Warrants.

Proposal 3: Approval of issuance of up to 10,000,000 shares of common stock below the greater of the common stock’s book value or market value at the time of the sale.

We are contemplating initiating another offering of common stock with a limited number of third party investors.  Neither the specific transaction nor the potential investors have been identified.  We propose to engage one or more broker dealers to conduct an offering or to act as our placement agent or financial adviser in structuring the transaction.  The offering might take the form of a registered direct offering such as the one described under Proposal 2, or a private placement exempt from the registration provisions of the Securities Act of 1933 under Regulation D of the Securities Exchange Commission.  The contemplated future offering might consist of common stock, preferred stock, warrants, rights, purchase contracts, debt convertible into common stock, or units consisting of a combination of the forgoing securities.  If we make such an offering, it will be made on terms acceptable to our Board of Directors.  The price per share of the offering may be negotiated at a price per common share (or convertible into common stock at a price per share) less than the greater of our common stock’s book value or its market value at the time of the sale.

Necessity of Shareholder Approval

As is the case with the Purchase Agreement discussed under Proposal 2, issuances of our common stock are subject to the NYSE Amex Company Guide, including Rule 713 of the Guide.  Under Rule 713, shareholder approval must be sought in connection with the sale, issuance, or potential issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, other than in a public offering of the securities.

Notwithstanding shareholder approval of this proposal, the listing on the NYSE Amex of any of the 10,000,000 shares that we may issue following shareholder approval will require NYSE Amex approval of an application for the listing of these additional shares.  Furthermore, shareholder approval does not obviate the need for compliance with federal or state securities law or other NYSE Amex requirements.

The Board’s Recommendation to Approve Issuance of the Shares

Our Board of Directors unanimously recommends that the shareholders vote to approve the contemplated issuance of the additional shares.  Although we raised $5,000,000 in April 2010 as described under Proposal 2, additional funds will be required to implement our business plan which we do not believe can be funded from operating income and internal resources in the foreseeable future.  We will use the funds for working capital and additional development of our existing properties.

As discussed under Proposal 2, our independent auditor’s report on our financial statements for fiscal 2008 and 2009 contained a “going concern” qualification that noted that the Company is dependent on raising additional capital to continue as a going concern.  The Board of Directors also considered this need to raise additional capital to be a critical part of execution of our business plan in 2010, in deciding to recommend approval of the contemplated share issuance.

Approval of the shareholders is required under NYSE Amex Rule 713 to issue the contemplated additional shares and/or shares issuable on conversion, exercise, or exchange of additional securities if they are issued at prices below the greater of book value or the then current market price.  The affirmative vote of a majority of the Company’s shareholders represented and entitled to vote at the meeting is required to approve the proposal.  With respect to this vote, abstentions will have the effect of a “no” vote, and broker non-votes will have no effect on the vote.

Restrictions on Additional Securities Sales

The Purchase Agreement described under Proposal 2 requires that we sell no additional common stock or securities convertible into common stock on or before June 7, 2010, and requires that we sell common stock or securities convertible into common stock from June 8, 2010, to August 6, 2010, if the ten-day weighted average price of our common stock is less than $2.522 per share or our ten-day average daily trading volume is less than 200,000 shares.  See Proposal 2 – Certain Covenants, Restrictions on Additional Sales.  The potential sales contemplated under this Proposal can only occur subject to those restrictions.

Potential Negative Effect on our Stock Price

If we receive the requested shareholder approval and issue shares of our common stock or securities convertible into common stock at a price below the then current market price, all of those shares could become eligible for sale in the public markets immediately if they are registered pursuant to the registration statement on Form S-3 which became effective with the SEC on March 16, 2010.  Even if the shares or convertible securities are not registered with the SEC pursuant to that registration statement, they will become eligible for sale in the public markets, after expiration of the six-month holding period required under Rule 144 of the Securities Act and subject to the terms of the potential new financing.  Any such sales, or the anticipation of the possibility of such sales, would represent an overhang on the market and could depress the market price for our common stock.

In addition, the Series A and Series B warrants issued to the investors under the Purchase Agreement contain anti-dilution provisions that require the issuance of additional warrants to the investors if we sell any common stock or securities convertible into common stock at per share prices less than the conversion price then in effect for the warrants, so long as any of the warrants are outstanding.  The potential additional dilution that could occur if a stock sale causes increases in the number of outstanding warrants could also depress the market price for our common stock.  Currently, there are Series A warrants to purchase 1,153,846 shares of common stock at $1.50 per share for five years from April 8, 2010, and Series B warrants to purchase 1,153,846 shares of common stock at $2.14 per share for seven years from April 8, 2010.

The Board of Directors recommends a vote FOR approval of the contemplated issuance of additional common stock and/or securities convertible into common stock.

Proposal 4: Other Matters

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than those items previously discussed.  The proxy being solicited by the Board of Directors provides authority for the proxy holder designated by the Board, G. Thomas Gamble, to use his discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

The Board of Directors recommends a vote FOR the proposal to permit the proxy holder use his discretion to vote on other matters that lawfully come before the meeting.

OTHER INFORMATION

Outside Auditors

Under rules promulgated under the Sarbanes-Oxley Act of 2002, shareholders no longer ratify the selection of our outside auditing firm, which is now selected by the Audit Committee of the Board of Directors.  Our financial statements for the years ended December 31, 2009, and 2008, have been audited by Brown-Armstrong Accountancy Corporation.  A representative of the independent accountants will attend the meeting, have the opportunity to make a statement if they desire to do so, and be available to answer questions.

Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require our directors, certain officers, and greater than ten percent shareholders to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file.  Based solely upon a review of the copies of the forms furnished to us, we believe that the following late reports were filed in 2009.  Directors Bateman, Gabriel, Gamble, Lowenstein, Mayer, and Miller each failed to file one report of restricted stock awards (which award was exempt from Section 16(b) of the Securities Exchange Act pursuant to Rule 16b-3).  Officers Cunningham, Kromer, Durbin, and Michael Gregory each filed one late initial report on Form 3, and Mr. Cunningham also filed one late Form 4 to report a stock option award (which award was exempt from Section 16(b) pursuant to Rule 16b-3).  Former officer and director Blystone failed file Form 4’s to report employee stock option exercises and gifts of shares at various times in 2009 (which option exercises and gifts were exempt from Section 16(b) pursuant to Rules 16b-5 and 16b-6).

Proposals by Shareholders - 2011

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2011 Annual Shareholders Meeting must be received by our Secretary no later than January 8, 2011.  If the Board of Directors determines to move the date of the 2011 Annual Meeting by more than 30 days from the date of this year’s meeting, shareholders will be allowed to submit proposals for inclusion in the proxy materials a reasonable amount of time prior to printing and mailing the proxy for next year’s meeting.

Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement for action at the 2010 Annual Meeting. We do not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

Our Annual Report and Incorporation by Reference

A copy of our Annual Report or Form 10-K for the year ended December 31, 2009, as amended (including the financial statements and schedules thereto) accompanies this proxy statement and is incorporated by reference herein.

Where to Obtain Additional Information

We file our annual, quarterly and period reports, proxy statements, and other information with the Securities and Exchange Commission using the SEC’s EDGAR system. You can find our SEC filings on the SEC’s web site, www.sec.gov.  You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Our common stock is traded on the NYSE Amex, LLC under the symbol “TIV.”  We use the calendar year as our fiscal year.

APPENDIX A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 6, 2010, is by and among Tri-Valley Corporation, a Delaware corporation with offices located at 4550 California Avenue, Suite 600, Bakersfield, California 93309 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.           The Company and each Buyer desire to enter into this transaction to purchase the Common Shares (as defined below) and related Warrants (as defined below) set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has at least 14,519,232 unallocated shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) registered thereunder (Registration Number 333-163442) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms stated in this Agreement and the Warrant Agreement (as defined below), (i) the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be 3,846,156 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”), (ii) a warrant to initially acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, as evidenced by a certificate in the form attached hereto as Exhibit A (the “Series A Warrants”) (as exercised, collectively, the “Series A Warrant Shares”), (iii) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, as evidenced by a certificate in the form attached hereto as Exhibit B (the “Series B Warrants”) (as exercised, collectively, the “Series B Warrant Shares”), (iv) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, as evidenced by a certificate in the form attached hereto as Exhibit C (the “Series C Warrants”) (as exercised, collectively, the “Series C Warrant Shares”) and (v) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers, as evidenced by a certificate in the form attached hereto as Exhibit D (the “Series D Warrants”) (as exercised, collectively, the “Series D Warrant Shares”). The Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants are collectively referred to herein as the “Warrants.” The Series A Warrant Shares, the Series B Warrant Shares, the Series C Warrant Shares and the Series D Warrant Shares are collectively referred to herein as the “Warrant Shares.”

C.           Concurrently herewith, the Company and Registrar and Transfer Company, as warrant agent (the “Warrant Agent”) are entering into that certain Warrant Agent Agreement, in the form attached hereto as Exhibit F (the “Warrant Agreement”), pursuant to which, among other things, the Company shall issue the certificates with respect to the Warrants to the Buyers.

D.           The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a)           Common Shares and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), such aggregate number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers along with (i) Series A Warrants to initially acquire  up to that aggregate number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (ii) Series B Warrants to initially acquire  up to that aggregate number of Series B Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, (iii) Series C Warrants to initially acquire  up to that aggregate number of Series C Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers. and (iv) Series D Warrants to initially acquire  up to that aggregate number of Series D Warrant Shares as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers.

(b)           Closing. The closing (the “Closing”) of the purchase of the Common Shares and the Warrants by the Buyers shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the third (3rd) Trading Day (as defined in the Warrants) after the date hereof (or such earlier date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)           Purchase Price. The aggregate purchase price for the Common Shares and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers.

(d)           Form of Payment; Deliveries. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (less, in the case of Capital Ventures (as defined below) and Empery (as defined below), the amounts withheld pursuant to Section 4(g)) and (ii) the Company shall (A) cause Registrar and Transfer Company (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Common Shares that such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, and (B) deliver to each Buyer (w) a Series A Warrant pursuant to which such Buyer shall have the right to initially acquire  up to such number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, (x) a Series B Warrant pursuant to which such Buyer shall have the right to initially acquire  up to such number of Series B Warrant Shares as is set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers, (y) a Series C Warrant pursuant to which such Buyer shall have the right to initially acquire  up to such number of Series C Warrant Shares as is set forth opposite such Buyer’s name in column (6) of the Schedule of Buyer and (z) a Series D Warrant pursuant to which such Buyer shall have the right to initially acquire up to such number of Series D Warrant Shares as is set forth opposite such Buyer’s name in column (7) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and the Warrant Agent and registered in the name of such Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)           Organization; Authority.  Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification.  Each of the Company and its Subsidiaries (which for purposes of this Agreement means any "Significant Subsidiary" as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act) is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”) and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Warrants, the Warrant Agreement, the Voting Agreements (as defined below), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Issuance of Securities; Registration Statement.  The issuance of the Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock 150% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares is duly authorized, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities has been registered under the 1933 Act, the Securities are being issued pursuant to the Registration Statement and all of the Securities are freely transferable and freely tradable by each of the Buyers without restriction. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company meets all of the requirements for the use of Form S-3 under the 1933 Act for the offering and sale of the Securities contemplated by this Agreement and the other Transaction Documents, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) relating to any of the Securities, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the 1933 Act). The Company (i) has not distributed any offering material in connection with the offer or sale of any of the Securities and (ii) until no Buyer holds any of the Securities, shall not distribute any offering material in connection with the offer or sale of any of the Securities to, or by, any of the Buyers (if required), in each case, other than the Registration Statement, the Prospectus or the Prospectus Supplement. In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority Manual, the offering of the Securities has been registered with the SEC on Form S-3 under the 1933 Act pursuant to the standards for Form S-3 in effect prior to October 21, 1992, and the Securities are being offered pursuant to Rule 415 promulgated under the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Warrants and Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or Bylaws (as defined below), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the NYSE Amex LLC (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the Prospectus Supplement and any other filings as may be required by any state securities agencies), any court, Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)           Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on an independent evaluation by the Company and its representatives.

(g)           Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than Roth Capital Partners, LLC (the “Placement Agent”), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)           No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)           Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)           Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, except as disclosed in Schedule 3(k), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l)           Absence of Certain Changes.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(l)0, “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m)           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n)           Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since January 1, 2008, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, except as disclosed in Schedule 3(n). The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Sarbanes-Oxley Act.  The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)           Transactions With Affiliates.  Except as disclosed in Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(r)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which, 33,398,904 are issued and outstanding and 2,580,000 shares are reserved for issuance pursuant to stock purchase agreements and securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 20,000,000 shares of preferred stock, of which none are issued and outstanding. 100,025 shares of Common Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 100,025 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in Schedule3(r): (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)           Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) except as disclosed on Schedule 3(s), has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, pledge, charge, tax, right of first refusal, encumbrance, security interest or other encumbrance (an “Encumbrance”) upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a Governmental Entity.

(t)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Entity or other self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act, including, without limitation, the Registration Statement.

(u)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)           Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)           Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)           Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)           Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)           Tax Status.  Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb)           Internal Accounting and Disclosure Controls.  Each of the Company and its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in Schedule 3(bb), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in Schedule 3(bb), neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)           Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(ee)           Acknowledgement Regarding Buyers’ Trading Activity.  It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff)           Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(gg)           U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(hh)           Registration Eligibility.  The Company is eligible to register the issuance and sale of the Securities to the Buyers using Form S-3 promulgated under the 1933 Act.

(ii)           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj)           Bank Holding Company Act.   Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)           Shell Company Status.  The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll)           Non-Oil, Gas and Mineral Real Property.  Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, or other interests in real property owned or held by the Company or any of its Subsidiaries (other than any property included in the Interests (as defined below)) (the “Other Real Property”) owned by the Company or any of its Subsidiaries, as applicable. The Other Real Property is free and clear of all Encumbrances and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) liens for current taxes not yet due, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(mm)           Non-Oil, Gas and Mineral Fixtures and Equipment.  Each of the Company and its Subsidiaries, as applicable, has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Company Fixtures and Equipment”), except that the Company Fixtures and Equipment do not include any property included in the Interests.  The Company Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's and/or its Subsidiaries’ businesses, as applicable, in the manner as conducted prior to the Closing.  Each of the Company and its Subsidiaries owns all of its Company Fixtures and Equipment free and clear of all Encumbrances except for (a) liens for current taxes not yet due, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(nn)           Oil, Gas and Mineral Interests.

(i)           For the purpose of this Agreement, the following definitions shall apply:

(1)           “Appurtenant Rights” means, with respect to the Properties (as defined below), in each case, insofar as they may relate to the Properties, the Company’s or any of its Subsidiaries’, as applicable, interest in (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Properties and all rights in the Properties covered by the Units (as defined below) created thereby; (b) all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Properties; (c) all presently existing production sales contracts, operating and other contracts or agreements which relate to the Properties; and (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Properties.

(2)           “Basic Documents” means all of the following documents and instruments, including those that are recorded and unrecorded, with respect to the Company or any of its Subsidiaries:

a.           All material contracts and agreements comprising any part of, or relating or pertaining to, the Interests, including but not limited to farm-in agreements, farm-out agreements, joint operating agreements, Unit agreements and contracts by which the Interests were acquired;

b.           All agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

c.           All documents and instruments evidencing the Interests.

(3)           “Consent” means any consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances.

(4)           “Good and Defensible Title” means, as to the Interest in question, (i) title to such Interest by virtue of which the Company or any of its Subsidiaries, as applicable, can successfully defend against a claim to the contrary made by a third party, based upon industry standards in the acquisition of oil and gas properties, and in the exercise of reasonable judgment and in good faith; and, (ii) in the case of the Wells (as defined below) or Mines (as defined below), title that entitles the Company or such Subsidiary, as applicable, to receive not less than the Net Revenue Interest (as defined below) for each of the Wells or Mines, as applicable, and obligates the Company or such Subsidiary, as applicable, to bear not more than the Working Interest for each of the Wells or Mines, as applicable (unless there is a corresponding increase in the Net Revenue Interest  for a respective Well or Mine, as applicable); and (iii) such Interest is subject to no liens, encumbrances, obligations or defects.

(5)           “Governmental Authorizations” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

(6)           “Governmental Entity” means any:

a.           nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

b.           federal, state, local, municipal, foreign, or other government;

c.           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

d.           multi-national organization or body; or

e.           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(7)           “Interests” means the Properties and the Appurtenant Rights of the Company and its Subsidiaries.

(8)           “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(9)           “Mine” or “Mines” means all of the Company's and its Subsidiaries' mines and interest in mineral reserves and resources.

(10)           “Net Revenue Interest” means a share, expressed as a decimal, of the oil, gas and other minerals (or the proceeds of sale thereof) produced and saved from or otherwise attributable to an Interest and the zones, horizons and reservoirs produced therefrom, after the deduction of all royalties, overriding royalties and other burdens on production.

(11)           "Over-produced" means to have taken more production from an Interest (or the Units in which the Interest participates) or any product thereof, than the ownership of the Company or any of its Subsidiaries and the Company's or any of its Subsidiaries’ predecessors in the Interest would entitle the Company or any of its Subsidiaries and/or the Company's or any of its Subsidiaries’ predecessors (absent any balancing agreement or arrangement) to receive.

(12)           “Preferential Right” means any preferential right or option to purchase or otherwise to acquire an Interest or any interest therein, held by another party to a Basic Document, which arises as a result of the transactions contemplated by this Agreement.

(13)           “Properties” means all of the Company's and its Subsidiaries’ rights, titles and interests in and to the following oil and gas and/or mineral properties:

a.           All oil, gas and/or mineral leases and other mineral interests, including, but not limited to, all of the Company's operating rights, record title interests, working interests, and overriding royalty interests, without depth or other restrictions or exclusions;

b.           All Wells and Mines of the Company and its Subsidiaries;

c.           All surface leases, rights-of-way, easements, servitudes and other rights-of-use (whether surface, subsurface or subsea); and

d.           All licenses and servitudes.

(14)           “Routine Governmental Approvals” means Governmental Authorizations required to be obtained from any Governmental Entity that are customarily obtained after consummation of a transaction.

(15)           "Under-produced" means to have taken less production from an Interest (or the Units in which the Interest participates) or any product thereof, than the ownership of the Company or any of its Subsidiaries and the Company's or any of its Subsidiaries’ predecessors in the Interest would entitle the Company or any of its Subsidiaries and/or the Company's or any of its Subsidiaries’ predecessors (absent any balancing agreement or arrangement) to receive.

(16)           “Units” means oil, gas and other mineral production, proration, or other types of units, and any ownership interests therein.

(17)           “Well” or “Wells” means all of the Company's and any of its Subsidiaries' oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned).

(18)           “Working Interest” means a share, expressed as a decimal, of the costs of exploring, drilling, developing and operating an Interest and producing oil, gas and other minerals from the zones, horizons and reservoirs therein and thereunder.

(ii)           Except as disclosed in Schedule 3(nn), the Company holds Good and Defensible Title to the Interests.

(iii)           Except as disclosed in Schedule 3(nn), the Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto.

(iv)           Except as disclosed in Schedule 3(nn), neither the Company nor any of its Subsidiaries is in material breach or default (and no situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of its obligations under any Basic Document, and no breach or default by any other party to any Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by the Company, any Subsidiary or another party to any Basic Document) could adversely affect any of the Interests.

(v)           All payments (including, without limitation, all delay rentals, royalties, excess royalties, minimum royalties, overriding royalty interests, shut in royalties and valid calls for payment or prepayment under operating agreements) owing under the Basic Documents have been and are being made timely and properly, and before the same became delinquent (by the Company or the applicable Subsidiary where the non payment of same by another party to any Basic Document could adversely affect any of the Interests) have been and are being made by such other party in all material respects.

(vi)           All conditions necessary to maintain the Basic Documents in force have been duly performed.

(vii)           No non-consent operations exist with respect to any of the Interests that have resulted or will result in a temporary or permanent increase or decrease in either the Company’s or any of its Subsidiaries’ Net Revenue Interest or Working Interest in such Interest.

(viii)           Except as disclosed in Schedule 3(nn), all expenses payable under the terms of the Basic Documents have been properly and timely paid except for such expenses as are being currently paid or will be paid prior to delinquency. Except for budgeted capital expenditures disclosed in the SEC Documents, no proposals calling for expenditures in excess of $250,000 for any one project are currently outstanding (whether made by the Company, any of its Subsidiaries, or by any other party) to drill additional wells, or to deepen, plug back, sidetrack, abandon, or rework existing Wells or Mines, as applicable, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, other than normal operation of existing Wells or Mines, as applicable, on the Interests.

(ix)           Neither the Company nor any of its Subsidiaries has received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to “take or pay” arrangements) for any oil or gas produced from the Interests as a result of which the obligation does (or may) exist (i) to deliver oil, gas or minerals produced from the Interests without then receiving payment therefor, or (ii) to make repayments in cash.  There is no Interest with respect to which the Company has taken an Over-Produced or Under-Produced position to the extent such Over-produced or Under-produced position has not, as of the day immediately preceding the date hereof been fully made up or otherwise extinguished.  No pipeline imbalances have arisen and remain outstanding due to the failure of nominations made by the Company or any of its Subsidiaries to match actual deliveries of production from any one or more of the Interests. None of the purchasers under any production sales contracts relating to an Interest has (i) exercised any economic out provision; (ii) curtailed its takes of natural gas in violation of such contracts; or (iii) given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise.

(x)           To the Company’s knowledge, except as disclosed in Schedule 3(nn), no delinquent unpaid bills or past due charges exist for any labor and materials incurred by or on behalf of the Company or any of its Subsidiaries’ related to the exploration, development or operation of the Interests.

(xi)           Except as may be provided for by a Basic Document, neither the Company nor any of its Subsidiaries nor any of the Interests is subject to (i) any area of mutual interest agreements, (ii) any farm out or farm in agreement under which any party thereto is entitled to receive assignments of any Interest or any interest therein not yet made, or could earn additional assignments of any Interest or any interest therein after the date hereof, (iii) any tax partnership or (iv) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any other entity.

(xii)           All severance, production, ad valorem and other similar taxes based on or measured by ownership or operation of, or production from, the Interests have been, and are being, paid (properly and timely, and before the same become delinquent) by the Company or the applicable Subsidiary in all respects.

(xiii)           he ownership and operation of the Interests has, to the extent that non conformance could adversely affect the Interests, been conducted in conformity with all applicable material Legal Requirements of all Governmental Entities having jurisdiction over the Interests or the Company, and (ii) the Company has not received any notice of noncompliance with regard to any material Legal Requirement of any Governmental Entity having jurisdiction over the Interests or the Company.

(xiv)           There are no Preferential Rights or Consents, other than Routine Governmental Approvals that affect any of the Interests and that will be triggered by the transactions contemplated by the Transaction Documents.

(xv)           There exist no agreements or other arrangements under which the Company or any of its Subsidiaries undertakes to perform gathering, transportation, processing or other marketing services for any other party for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by other parties in comparable, arm’s length transactions.

(xvi)           Except as disclosed in Schedule 3(nn), there are no Wells or Mines, as applicable, located on the Interests that (i) the Company or any of its Subsidiaries is currently obligated by law or contract to currently plug and abandon or to cease development or exploration, (ii) the Company or any of its Subsidiaries will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well or Mines, as applicable, is not currently capable of producing severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids, other hydrocarbons or other minerals or materials in paying quantities or otherwise currently being used in normal operations, (iii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Entity, or (iv) to the Company’s knowledge, have been plugged and abandoned, but have not been plugged in accordance in all material respects with all applicable requirements of any Governmental Entity.

(xvii)           Except as disclosed in Schedule 3(nn), no suit, action or proceeding (including, without limitation, tax or environmental demands proceedings) is pending or threatened, which might result in material impairment or loss of title to any of the Interests or the material value thereof.

(xviii)           All proceeds from the sale of hydrocarbons produced from the Company’s or the applicable Subsidiaries’ proportionate share of the Interests are currently being paid to the Company or such Subsidiary in all material respects, and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid except for immaterial amounts.

(oo)           Illegal or Unauthorized Payments; Political Contributions.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(pp)           Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(qq)           Management.  Except as set forth in Schedule 3(qq)0 hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of:

(i)           a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)           a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)           Engaging in any type of business practice; or

(3)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)           a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)           a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(rr)           No Additional Agreements.  The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ss)           Registration Rights.  No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(tt)           Public Utility Holding Act.  None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(uu)           Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(vv)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 20.

4.	COVENANTS.

(a)           Maintenance of Registration Statement  For so long as any of the Warrants remain outstanding, the Company shall use its best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Warrant Shares, provided that, if at any time while the Warrants are outstanding the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Warrant Shares, the Company shall promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any prospectus contained therein is not available for use, the Company shall immediately notify the holders of the Securities in writing that the Registration Statement is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify such holders when the Registration Statement is effective again and available for the issuance of the Securities or such prospectus is again available for use.

(b)           Prospectus Supplement and Blue Sky.  Immediately prior to execution of this Agreement, the Company shall have delivered, and as soon as practicable after execution of this Agreement the Company shall file, the Prospectus Supplement with respect to the Securities as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c)           Reporting Status.  During the period from the date hereof until the date on which no Warrants are outstanding (such period, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d)           Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for drilling one SAGD injector well at the Company’s Pleasant Valley property, reactivating up to four wells at the Company’s Claflin project, reducing outstanding trade payables, the payment of the fees and expenses described in Section 4(g) below and general corporate purposes and not for the (i) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries except as described in Schedule 4(d) or (ii) redemption or repurchase of any securities of the Company or any of its Subsidiaries or (iii) the settlement of any outstanding litigation.

(d)           Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or delivery to the stockholders.

(e)           Listing. The Company shall promptly (but in no event later than the Closing Date) secure the listing or designation for quotation (as the case may be) of all of the Common Shares and, subject to the Stockholder Approval (as defined below), the maximum number of Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on the exercise thereof) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all the shares of Common Stock from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market, The  New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section4(f).

(g)           Fees.

(i)           The Company shall reimburse Capital Ventures International (“Capital Ventures”) or its designee(s) for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith), which amount shall be withheld by Capital Ventures from its Purchase Price at the Closing or paid by the Company upon termination of this Agreement on demand by Capital Ventures so long as such termination did not occur as a result of a material breach by Capital Ventures of any of its obligations hereunder (as the case may be), less $20,000 which was previously advanced to Capital Ventures by the Company. Subject to the limitation set forth in the immediately preceding sentence, if the amount so withheld at the Closing by Capital Ventures was less than the aggregate amount of reasonable costs and expenses actually incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents, the Company shall promptly reimburse Capital Ventures on demand for all such costs and expenses not so reimbursed through such withholding at the Closing.

(ii)           The Company shall reimburse Empery Asset Master Ltd. (“Empery”) or its designee(s) for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents, not to exceed $10,000 (including, without limitation, all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith), which amount shall be withheld by Empery from its Purchase Price at the Closing or paid by the Company upon termination of this Agreement on demand by Empery so long as such termination did not occur as a result of a material breach by Empery of any of its obligations hereunder (as the case may be).

(iii)           The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)           Pledge of Securities.  Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i)           Disclosure of Transactions and Other Material Information.  The Company shall, on or before 9:30 a.m. (but in no event prior to 9:15 a.m.), New York time, on the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m. (but in no event prior to 9:15 a.m.), New York time, on the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Warrants) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The

Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents, not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Buyer. In the event of a breach of any of the foregoing covenants or any of the covenants contained in Section 4(n) by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise unless required by applicable laws, rules or regulations.

(j)           Additional Issuance of Securities; Amendments and Registrations.

(i)           The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the sixtieth (60th) calendar day after the Closing Date (provided that such period shall be extended by the number of days during such period and any extension thereof contemplated by this proviso on which the Registration Statement is not effective or any prospectus contained therein is not available for use) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale , grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”).

(ii)           The Company agrees that for the period commencing on the sixty-first (61st) calendar day after the Closing Date and ending on the date immediately following the one hundred and twentieth (120th) calendar day after the Closing Date (provided that such period shall be extended by the number of days during such period, and any extension thereof contemplated by this proviso, on which the Registration Statement is not effective or any prospectus contained therein is not available for use) (the “Additional Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly effect any Subsequent Placement unless (i) the quotient of (x) the sum of the Closing Bid Price (as defined in the Warrants) of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the date of the consummation of such Subsequent Placement divided by (y) 10, is at least equal to $2.522 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) and (ii) the average daily volume (as reported on Bloomberg (as defined in the Warrants)) of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is at least equal to 200,000 shares per day (as adjusted for any stock dividend, stock split, stock combination or other similar transaction).

(iii)           During the Restricted Period and the Additional Restricted Period, the Company shall not (i) file any registration statement with the SEC with respect to any equity securities of the Company or (ii) exchange (other than with respect to an exercise or conversion of such Convertible Security in accordance with its terms), amend, modify or waive any of its Convertible Securities outstanding prior to the date hereof.

(iv)           Notwithstanding the foregoing, this Section 4(j) shall not apply in respect of the issuance of (A) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (C) the Warrant Shares issuable upon exercise of any Warrant, provided that the exercise price of such Warrant is not lowered and such Warrant is not amended to increase the number of shares issuable thereunder (other than the holder of such Warrant) (each of the foregoing in clauses (A) through (C), collectively the “Excluded Securities”).  “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(k)           Reservation of Shares.  So long as any Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the maximum number of shares of Common Stock issuable upon exercise of all the Warrants as of the date hereof (without regard to any limitations on the exercise of the Warrants set forth therein), less the number of Warrant Shares represented by any such Warrants that have been exercised.

(l)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m)           Variable Rate Transaction.  Until none of the Warrants are outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(n)           Participation Right.  From the date hereof until the twelve (12) month anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n).  The Company acknowledges and agrees that the right set forth in this Section 4(n) is a right granted by the Company, separately, to each Buyer.

(i)           At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement, (ii) a statement that the statement in clause (i) above does not constitute material, non-public information and (iii) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer 50% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(n) shall be (a) based on such Buyer’s pro rata portion of the aggregate number of Common Shares purchased hereunder by all Buyers (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)           To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Buyer’s receipt of the Offer Notice (the period from the date of such Buyer’s receipt of the Offer Notice until the end of such third Business day thereafter being, subject to the last sentence of this paragraph (ii), the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then such Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii)           The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such

Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)           In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii) above), then such Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(n) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(i) above.

(v)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi)           Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(n) may not be issued, sold or exchanged until they are again offered to such  Buyer under the procedures specified in this Agreement.

(vii)           The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii)           Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day , no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(n). The Company shall not be permitted to deliver more than one Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(n)(ii).

(ix)           The restrictions contained in this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 4(n) by providing terms or conditions to one Buyer that are not provided to all.

      (o)           Dilutive Issuances.  Until the Stockholder Approval Date (as defined below), the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Warrants).  For so long as any Warrants remain outstanding, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.  At any time prior to the Stockholder Approval Date, the Company shall not consummate any Subsequent Placement at a price per share of Common Stock (as determined in accordance with Section 2(b) of the Warrants) below the higher of (x) the Purchase Price per share of Common Stock hereunder (as adjusted for stock splits, recapitalizations and similar events) and (y) the Exercise Price (as defined in the Series A Warrants) at such time.

(p)           Passive Foreign Investment Company.  The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(q)           Restriction on Redemption and Cash Dividends.  So long as any Warrants are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(r)           Recapitalizations.  So long as any Warrants are outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of each of the Buyers.

(s)           Corporate Existence.  So long as any Buyer owns any Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(t)           Stockholder Approval.  The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than June 30, 2010 (or in the event that such proxy statement is subject to a full review by the SEC, July 31, 2010) (the "Stockholder Meeting Deadline"), a proxy statement, substantially in a form which shall have been previously reviewed by Greenberg Traurig LLP, at the expense of the Company but in any event such expense not to exceed $15,000; soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions ("Stockholder Resolutions") providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval", and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions.  The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.  If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each of the three subsequent calendar quarters thereafter until such Stockholder Approval is obtained.  If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

(u)           No Waiver of Voting Agreements.  The Company shall not amend, waive or modify any provision of any of the Voting Agreements.

(v)           Warrant Agent Removal.  At the request of any initial Buyer holding Warrants following either (i) any Delivery Failure (as defined in any applicable Warrants) or (ii) the failure of the Company or the Warrant Agent, as applicable, to deliver Warrants to any Person within the time period specified in any applicable Warrant, the Company shall promptly, but in no event later than three (3) Business Days after notice from such initial Buyer, remove the Warrant Agent and cause the Company to become the successor Warrant Agent pursuant to the Warrant Agreement.

(w)           Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Greenberg Traurig, LLP executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 6 hereof.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Common Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Common Shares and the Warrants have been issued (including the name and address of each transferee), the number of Common Shares held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to the Transfer Agent in the form reasonably acceptable to such Buyer (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Common Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon delivery of the Common Shares or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company. If a Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion shall be borne by the Company.

(c)           Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)           Such Buyer shall have executed this Agreement and delivered the same to the Company.

(b)           Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Capital Ventures and Empery, the amounts withheld pursuant to Section 4(g)) for the Common Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.           CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have (i) executed and delivered to such Buyer each of the Transaction Documents, (ii) electronically delivered the Common Shares being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) executed and delivered the related Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b)           Such Buyer shall have received the opinion of Strasburger & Price, LLP, the Company’s counsel, dated as of the Closing Date, in a form reasonably acceptable to the Buyers.

(c)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form reasonably acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(d)           The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing (if applicable) of the Company and each of its Subsidiaries in such corporation’s jurisdiction of incorporation issued by the Secretary of State or other comparable authority of such jurisdiction of incorporation as of a date within 10 days of the Closing Date.

(e)           The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(f)           The Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(g)           From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, (ii) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

        (h)           The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation, certified within ten (10) days of the Closing Date.

(i)           The Company shall have delivered to such Buyer a certificate, in the form reasonably acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws of the Company, each as in effect at the Closing.

(j)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that were made as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(k)           The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(l)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares, the Warrants and the Warrant Shares.

(m)           The Registration Statement shall be effective and available for the issuance and sale of the Common Shares hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(n)           There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(o)           The Company shall have delivered to such Buyer a copy of the Warrant Agreement, duly executed by the Company and the Warrant Agent in the form attached hereto as Exhibit F.

(p)           The Company shall have delivered to such Buyer a copy of the voting agreements in the form of Exhibit E hereof (collectively the “Voting Agreements”), by and between the Company and each of Persons listed on Schedule 7(p) attached hereto

(q)           The Company shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.           TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Common Shares and the Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other

Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by, or voted by, the Company and holders of Warrants exercisable into 2/3rds of the Warrant Shares issuable upon exercise of the Warrants then outstanding (without regard for any limitations on exercise set forth therein and excluding any Warrants held by the Company or any of its Subsidiaries). The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.  As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence investigation conducted by a Buyer or its advisors, if any, or its representatives shall affect such Buyer’s right to rely on, or modify, qualify or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, (ii) nothing contained in the Registration Statement, the Prospectus or the Prospectus Supplement shall affect such Buyer’s right to rely on, or modify, qualify or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (iii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or modify, qualify or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Tri-Valley Corporation
4550 California Avenue, Suite 600
Bakersfield, California 93309
Telephone:  661-864-0500
Facsimile:  661-864-0600
Attention:  John Durbin

With a copy (for informational purposes only) to:

Strasburger & Price, LLP
                  600 Congress Avenue, Suite 1600
                  Austin, Texas 78701
                  Telephone:  512-499-3600
                  Facsimile:  512-499-3660
                  Attention:  Lee Polson

If to the Transfer Agent:

Registrar & Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
Telephone:  908-497-2300
Facsimile:  908-497-2310
Attention:  Gleidy Pinho

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Telephone:  (212) 801-9200
Facsimile:  (212) 805-9222
Attention:  Michael A. Adelstein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Greenberg Traurig, LLP shall only be provided copies of notices sent to Capital Ventures. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of holders of Warrants exercisable into 2/3rds of the Warrant Shares issuable upon exercise of the Warrants then outstanding (without regard for any limitations on exercise set forth therein and excluding any Warrants held by the Company or any of its Subsidiaries), including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)           Survival.  The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.

(i)           In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by such Buyer pursuant to Section4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)           Promptly after receipt by an Indemnitee under this Section 09(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 09(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)           The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)           The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies.  Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)           Payment Set Aside; Currency.  To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
TRI-VALLEY CORPORATION By:/s/ John E. Durbin Name: John E. Durbin Title: Chief Financial Officer

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
CAPITAL VENTURES INTERNATIONAL By:/s/ Martin Kobinger Name: Martin Kobinger Title: Investment Manager

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
HUDSON BAY FUND, LP By:/s/ Yoav Roth Name: Yoav Roth Title: Principal

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
HUDSON BAY OVERSEAS FUND, LTD. By:/s/ Yoav Roth Name: Yoav Roth Title: Principal

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
RAMIUS NAVIGATION MASTER FUND LTD By:/s/ Owen Littman Name: Owen Littman Title: Authorized Signatory

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
RAMIUS ENTERPRISE MASTER FUND LTD By:/s/ Owen Littman Name: Owen Littman Title: Authorized Signatory

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
EMPERY ASSET MASTER LTD. By:/s/ Ryan M. Lane Name: Ryan M. Lane Title: Managing Member of the GP

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Address and Facsimile Number	Aggregate Number of Common Shares	Aggregate Number of Series A Warrant Shares	Aggregate Number of Series B Warrant Shares	Aggregate Number of Series C Warrant Shares	Aggregate Number of Series D Warrant Shares	Purchase Price	Legal Representative’s Address and Facsimile Number

Capital Ventures International	c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111 Attention: Martin Kobinger, Investment Manager Facsimile: 415-403-6525 Telephone: 415-403-6500 Residence: Cayman Islands	961,539	288,462	288,462	600,961	600,961	$1,250,000	Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 Telephone: (212) 801-9200 Facsimile: (212) 805-9222 Attention: Michael A. Adelstein, Esq.
Hudson Bay Fund, LP	120 Broadway, 40th Floor New York, New York 10271 Attention: Yoav Roth Facsimile: (646) 214-7946 Telephone: (212) 571-1244 E-mail: investments@hudsonbaycapital.com	394,231	118,269	118,269	246,394	246,394	$512,500	N/A
Hudson Bay Overseas Fund, Ltd.	c/o Walkers SPV Limited Walker House P.O. Box 908GT Mary Street George Town, Grand Cayman Cayman Islands with a copy to: 120 Broadway, 40th Floor New York, New York 10271 Attention: Yoav Roth Facsimile: (646) 214-7946 Telephone: (212) 571-1244 E-mail: investments@hudsonbaycapital.com	567,308	170,193	170,193	354,567	354,567	$737,500	N/A
Ramius Navigation Master Fund Ltd	c/o Ramius LLC 599 Lexington Avenue 20th Floor New York, NY 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841	480,770	144,231	144,231	300,481	300,481	$625,000	N/A
Ramius Enterprise Master Fund Ltd	c/o Ramius LLC 599 Lexington Avenue 20th Floor New York, NY 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841	480,770	144,231	144,231	300,481	300,481	$625,000	N/A
Empery Asset Master Ltd.	c/o Empery Asset Management LP 120 Broadway, Suite 1019 New York, NY 10271 Attention: Ryan M. Lane Facsimile: 212-608-3307 Telephone: 212-608-3300	961,539	288,462	288,462	600,961	600,961	$1,250,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Eleazer Klein, Esq. Fax: (212) 593-5955 Tel: (212)756-2376 Email: Eleazer.Klein@srz.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Election of directors Nominees	For All	Withhold All	For All Except
	(1) Paul W. Bateman, (2) Edward M. Gabriel, (3) G. Thomas Gamble, (4) Henry Lowenstein, (5) James S. Mayer (6) Loren J. Miller	[__]	[__]	[__]

To withhold authority to vote for any individual number(s), mark “For All Except” and write the number(s) of the nominees you do not want to vote for on the line below.
________________________________________________________

		For	Against	Abstain
2.	To approve the issuance of shares pursuant to the Securities Purchase Agreement dated April 6, 2010, and upon exercise of warrants issued thereunder.	[__]	[__]	[__]

3.	To approve the contemplated issuance of up to 10,000,000 shares of common stock below the greater of the common stock’s book value or market value at the time of sale.	[__]	[__]	[__]

4.	To vote in the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof	[__]	[__]	[__]

Please date the proxy and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign.  When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such.  If executed by a corporation, the proxy should be signed by a duly authorized officer.  Please sign the proxy and return it promptly whether or not you expect to attend the meeting.  You may, nevertheless, vote in person if you do attend.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock.  The undersigned further hereby ratifies and confirms all of the actions that the proxies named herein, their substitutes or any of them, may lawfully take by virtue of this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

____________________	________	_______________________	________
Signature (please sign within box)	Date	Signature (joint ownership)	Date

PROXY
TRI-VALLEY CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Tri-Valley Corporation (the “Company”) to be held on June 18, 2010, at 10:00 a.m., Pacific Time, at the Four Points by Sheraton Bakersfield, 5101 California Avenue, Bakersfield, California 93309, and the Proxy Statement in connection therewith, and (b) appoints G. Thomas Gamble and Maston N. Cunningham, and each of them, his proxies with full power of substitution and revocation, for and in the name, place, and stead of the undersigned, to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as specified on the reverse side.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares owned, please date, sign, and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

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Bring this admission ticket with you to the meeting on June 18th.  (Do not mail!)

Tri-Valley Corporation
2010 Annual Meeting of Shareholders
Admission Ticket
This admission ticket admits you and one guest to the meeting.  You will not be admitted to the meeting without an admission ticket or other proof of stock ownership as of May 4, 2010, the record date.  Cell phones, cameras, video cameras and other electronic devices are not permitted in the meeting.

Meeting Location: Four Points by Sheraton 5101 California Avenue Bakersfield, CA 93309 (661) 325-9700	Meeting Hours: Registration begins at 9:00 a.m. Meeting starts at 10:00 a.m.

Directions to Four Points by Sheraton:
From East

Take Highway 58 West to 99 North.  Exit at California Avenue and turn left.  Proceed approximately 1.5 miles to Mohawk, and turn left.

From North

Take Highway 99 South to the California Avenue exit.  Turn right, proceed approximately 1.5 miles at Mohawk, and turn left.

From West

Take Interstate 5 to the Stockdale Highway Exit and turn left.  Proceed for approximately 19 miles to California Avenue, turn left, and continue for 3 blocks.  The hotel will be located on the right side at the corner of California and Mohawk.

From South

Take Interstate 5 North to Highway 99 North.  Exit at California Avenue and turn left.  Proceed approximately 1.5 miles to Mohawk, and turn left.